Exhibit 99.2

Press Release	Source: Innophos, Inc.

Innophos, Inc. to Release Fourth Quarter and Fiscal Year End 2005 Financial Results

Thursday March 30, 11:13 am ET

CRANBURY, N.J., March 30 /PRNewswire/ — Innophos, Inc., one of the leading specialty phosphates producers in North America, announced that it will be releasing financial results for the fourth quarter and fiscal year ended December 31, 2005 today, March 30, 2006. The release of financial results will be followed by a live conference call on April 5, 2006 at 10:00 a.m. EDT to discuss the results.

Conference Call Details

Innophos will hold a live conference call to discuss fourth quarter and fiscal year ended December 31, 2005 financial results on April 5, 2006 at 10:00 a.m. EDT. To participate, please dial in to the conference call at 866-600-0797 (domestic) or 706-643-7627 (international), access code 6950946. The conference call topic is Innophos, Inc. Earnings Conference Call.

A telephone replay of the call will be available from 12:00 p.m. EDT on April 5, until 11:59 p.m. EDT on April 6. The replay of the call may be accessed by dialing 800-642-1687 (domestic) or 706-645-9291 (international), access code 6950946.

About Innophos, Inc.

Innophos, Inc. (http://www.innophos.com) is one of the leading North American manufacturers of specialty phosphates, serving a diverse range of customers across multiple applications, geographies and channels. Innophos offers a broad suite of products used in a wide variety of food and beverage, consumer products, pharmaceutical and industrial applications. The Company’s market-leading positions derive from its experience and dedication to customer service and innovation. Headquartered in Cranbury, New Jersey, Innophos has manufacturing operations in Nashville, TN; Chicago Heights, IL; Chicago (Waterway), IL; Geismar, LA; Port Maitland, ON (Canada); and Coatzacoalcos, Veracruz and Mission Hills, Guanajuato (Mexico).